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                                                                    Exhibit 99.1

                             BANK ONE ISSUANCE TRUST
                                    May 2002

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                                    3 Month
ONEseries Performance               Average         May-02          Apr-02          Mar-02
-------------------------------------------------------------------------------------------
Portfolio Yield                      17.00%         17.00%           0.00%           0.00%
Coupon                                3.05%          3.05%           0.00%           0.00%
Servicing Fee                         1.50%          1.50%           0.00%           0.00%
Net Credit Losses                     6.21%          6.21%           0.00%           0.00%
                                      -----          -----           -----           -----
Excess Spread                         6.24%          6.24%           0.00%           0.00%

Monthly Payment Rate                 14.68%         14.68%           0.00%           0.00%

Delinquency      30 to 59 days        1.28%          1.28%           0.00%           0.00%
                 60 to 89 days        0.95%          0.95%           0.00%           0.00%
                 90+ days             1.85%          1.85%           0.00%           0.00%
                                      -----          -----           -----           -----
                 Total                4.08%          4.08%           0.00%           0.00%
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